UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2002

                              NUTEK, INC.
         (Exact name of Registrant as specified in charter)


         Nevada                       0-29087          87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)


1110 Mary Crest Road, Henderson, NV                   89014
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 567-2613



ITEM 9. Regulation FD Disclosure

Nutek is advising shareholders and interested parties under Regulation FD Disclosure, the Company will be conducting an open conference call on June 4th, 2002 at 1.30pm PST. Callers are invited to call the following toll free phone number: 888-882-0083

(c)    Exhibits

10.    Press Release dated May 29, 2002

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 29, 2002.

                                Nutek, Inc.


                                By:/s/Murray N. Conradie
                                _____________________
                                Murray N. Conradie, President/CEO




 TYPE:  EX-10.23 OTHERDOC
 SEQUENCE:  3
 DESCRIPTION:  Press Release dated May 29, 2002


NUTEK ANNOUNCES NATIONAL TELECONFERENCE FOR JUNE 4th

HENDERSON, Nevada - May 29, 2002 - Nutek, Inc., (OTCBB:NUTK) a publicly traded holding company, today announced that the Nutek management team will conduct a
national teleconference.   All shareholders, investors and interested parties
are invited onto this call.

The conference call will commence at 1:30 PM Pacific time, 2:30 PM Mountain time, 3:30 PM Central time, and 4:30PM Eastern time, on Tuesday, June 4th. Callers should dial in at the designated time, using the following toll free phone number: 888-882-0083

Murray Conradie, CEO, stated, "We are anxious to provide a current status report, and to update all shareholders and other members of the public on the significant progress Nutek is making towards the company's business plan."

Conradie indicated the conference call is expected to last up to 30 minutes in length, and cover all three primary operating divisions of Nutek; Datascension Inc., the Tekplate product, and Nutek Oil Inc. of San Antonio, Texas. After an initial introduction, the callers will be able to ask questions.

Websites:   www.nutk.com   www.datascension.com   www.tekplate.com

Statements contained in this document which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements.

CONTACT:          James Stock
                  Stock Enterprises
                  Telephone 702/614-0003
                  E-mail: stockenter@aol.com